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                                NEWS RELEASE
                               March 4, 1999

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                          KANKAKEE BANCORP, INC.
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              310 SOUTH SCHUYLER AVENUE
              P.O. BOX 3                         (815) 937-4440
              KANKAKEE, IL 60901-0003       FAX  (815) 937-3674

FOR MORE INFORMATION CONTACT:
     MICHAEL A. STANFA, EXECUTIVE VICE PRESIDENT
     JAMES G. SCHNEIDER, CHAIRMAN, PRESIDENT AND CEO
     RONALD J. WALTERS, VICE PRESIDENT AND TREASURER      FOR IMMEDIATE RELEASE

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             KANKAKEE BANCORP, INC. ANNOUNCES ANNUAL MEETING DATE
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     Kankakee, Illinois....(March 4, 1999) Kankakee Bancorp, Inc. (AMEX:KNK),
announced today that its Annual Meeting of Stockholders will be held at 10:00 a.m. on Friday, April 23, 1999, at Sully's-Sullivan's Warehouse, a restaurant located at 555 South West Avenue, Kankakee, Illinois 60901. Stockholders of record at the close of business on March 1, 1999 are the stockholders entitled to vote at the meeting and any adjournments or postponements thereof.


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